UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): July 18, 2023

Berkshire Grey, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39768	85-2994421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 South Road
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 833 848-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BGRY	The NASDAQ Stock Market LLC
Redeemable Warrants	BGRYW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2023, Berkshire Grey, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at which the Company’s stockholders voted to approve, among other things, a proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation, dated July 21, 2021, to increase (i) the authorized shares of the Company’s Class A common stock from 385,000,000 to 700,000,000 and (ii) the number of authorized shares of Company common stock from 400,000,000 to 715,000,000 (the “Charter Amendment Proposal”). The certificate of amendment to the Company's Third Amendment and Restated Certificate of Incorporation (the “Certificate of Amendment”) became effective upon filing with the Secretary of State of the State of Delaware on July 18, 2023.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders also voted to approve the Company’s pending acquisition by SoftBank Group Corp., a Japanese kabushiki kaisha (“Parent”).

As of June 16, 2023, the record date for the Special Meeting, there were 243,349,085 issued and outstanding shares of Company common stock (as defined below) entitled to vote at the Special Meeting, comprised of 237,599,085 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), and 5,750,000 shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C common stock,” and together with Class A common stock, the “Company common stock”), each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 205,952,613 shares of Company common stock, representing approximately 84.63% of the shares of Company common stock issued and outstanding and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the Company’s stockholders voted on the proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on June 27, 2023. The final results for the votes regarding each proposal are set forth below. There were no recorded broker non-votes.

Proposal 1: The Merger Agreement Proposal

To approve and adopt the Agreement and Plan of Merger, dated as of March 24, 2023 (the “Merger Agreement”), by and among Parent, Backgammon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent (the “Merger Agreement Proposal”).

Approval of the Merger Agreement Proposal required the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote on such proposal. The following votes were cast at the Special Meeting (virtually or by proxy) and the Merger Agreement Proposal was approved:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
204,316,059	1,473,262	163,292

Proposal 2: The Charter Amendment Proposal

To approve the Charter Amendment Proposal.

Approval of the Charter Amendment Proposal required the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on such proposal. The following votes were cast at the Special Meeting (virtually or by proxy) and the Charter Amendment Proposal was approved:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
204,347,318	1,191,611	413,684

Proposal 3: The Adjournment Proposal

The proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including adjournments to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or the Charter Amendment Proposal, was not voted upon at the Special Meeting since there were sufficient votes to approve the Merger Agreement Proposal and the Charter Amendment Proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Berkshire Grey, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Grey, Inc.

Dated: July 19, 2023	By:	/s/ Mark Fidler
	Name:	Mark Fidler
	Title:	Chief Financial Officer